EXHIBIT 21.1

                           TRIMBLE NAVIGATION LIMITED

                       LIST OF SUBSIDIARIES OF REGISTRANT


TR Navigation Corporation                     Trimble Middle East WLL
(incorporated in California)                 (organized under the laws of Egypt)

Trimble Specialty Products, Inc.             Trimble Brasil Limitada
(incorporated in California)                (organized under the laws of Brazil)

Trimble Navigation Europe Limited            Trimble Mexico S. de R.L.
(organized under the laws of  the           (organized under the laws of Mexico)
 United Kingdom)
                                             Datacom Software Limited
Trimble Navigation International            (incorporated in California)
Foreign Sales Corporation
(organized under the laws of  Barbados)

Trimble Navigation International Limited
(incorporated in California)

TNL Flight Services, Inc.
(incorporated in Texas)

Trimble Navigation New Zealand Limited
(organized under the laws of New Zealand)

DataCom Software Research Limited
(organized under the laws of New Zealand)

Trimble Navigation Italia s.r.l.
(organized under the laws of Italy)

Trimble Navigation Deutchland GmbH
(organized under the laws of Germany)

Trimble Navigation France S.A.
(organized under the laws of France)

Trimble Navigation Singapore PTE Limited
(organized under the laws of Singapore)

Trimble Navigation Iberica S.L.
(organized under the laws of Spain)

Trimble Navigation Australia Pty Limited
(organized under the laws of Australia)

Trimble Japan K.K.
(organized under the laws of Japan)

Trimble Export Limited
(incorporated in California)


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